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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF RENTAL SERVICE CORPORATION

  RSC Holdings Inc. (Delaware)

  RSC Acquisition Corporation (Delaware)

  Wholly owned subsidiaries of RSC Holdings Inc.

    Acme Dixie Inc. (Delaware)
    Acme Duval Inc. (Delaware)
    Acme Rents, Inc. (California)

  Wholly owned subsidiaries of RSC Acquisition Corporation

    Acme Alabama, Inc. (Alabama)
    The Air & Pump Company, Inc. (Texas)
    Walker Jones Equipment, Inc. (Mississippi)